POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT that the undersigned director of each of Flaherty & Crumrine Preferred and Income Fund Incorporated, Flaherty & Crumrine Preferred and Income Opportunity Fund Incorporated,
Flaherty & Crumrine Preferred and Income Securities Fund Incorporated, Flaherty & Crumrine Total Return Fund Incorporated and Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated (collectively, the “Funds”), each a Maryland corporation, hereby appoints R. Eric Chadwick, Bradford S. Stone and Chad Conwell (with full power to act alone) as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as a director of the Funds, for any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the U.S. Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned director of the Funds has executed this Power of Attorney via facsimile, email or other means.

Signature    Title
 /s/ Kevin M. Maxwell
Kevin M. Maxwell   Director
Date: February 6, 2026